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                                 EXHIBIT 4.1.1

                        Abstract of Settlement Agreement

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                            REDACTED VERSION OF THE
                AGREEMENT OF COMPROMISE, SETTLEMENT AND RELEASE
                    (see note on page 3 of Redacted Version)

     This "Agreement of Compromise, Settlement and Release" (this "Agreement") is entered into as of November 24, 1999.

     A.   Parties.
          -------

     The parties to this Agreement are as follows:

          1.   MARK RUBIN ("M.Rubin");

          [2-9 deleted]

          10.  REGIONAL PROPERTIES, INC., a California corporation ("RPI");

          11. REGIONAL FINANCIAL CORPORATION, a California corporation also known as and doing business as REGIONAL MANAGEMENT COMPANY ("RFC");

          12.  REGIONAL MANAGEMENT CORPORATION, a California corporation
("RMC");

          13.  JAMCO HOLDINGS CORPORATION ("Jamco");

          [14-17 deleted]

          18.  JACK A. SWEENEY ("J.Sweeney");

          [19-33 deleted]

     B.   Recitals.
          --------

     This Agreement is entered into with reference to the following facts:

          1. Sweeney (or some combination of family members and family trusts and/or other family entities) currently owns, will own and will have the power, authority and right to transfer 29.166% of the currently outstanding and issued shares of RPI;

          2. Sweeney (or some combination of family members and family trusts and/or other family entities) currently owns, will own and will have the power, authority and right to transfer 50% of the currently outstanding and issued shares of RFC:

          3. Sweeney (or some combination of family members and family trusts and/or other family entities) currently owns, will own and will have the power, authority and right to transfer 33.333% of the currently outstanding and issued shares of RMC;

                                       1

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          4.   Sweeney (or some combination of family members and family trusts and/or other family entities) currently owns, will own and will have the power, authority and right to transfer 33.333% of the currently outstanding and issued shares of Jamco;

          [5 deleted]

          6. Rubin (or some combination of family members and family trusts and/or other family entities) currently owns, will own and will have the power, authority and right to transfer 648,905 of the currently outstanding and issued shares of FRBancorp (collectively, "Rubin's Bank Stock"). RPI owns none of the currently outstanding and issued shares of FRBancorp;

          [7-13 deleted]

     C.   Agreement.
          ---------

          [1-9 except for 9(a), (b), (c) and (d) deleted]

          9. (a) Concurrently with the execution of this Agreement, M.Rubin shall tender to FRBancorp an executed resignation (the approved form of which is attached hereto as Exhibit "A"), whereby M.Rubin resigns effective immediately as a director of FRBancorp.

               (b) Concurrently with the execution of this Agreement, J.Sweeney shall tender to RPI, RFC, RMC and Jamco an executed resignation (the approved form of which is attached hereto as Exhibit "B") whereby J.Sweeney resigns as an officer and director of RPI, RFC, RMC and Jamco.

               (c) Rubin shall transfer all shares, rights, titles and interests in and to Rubin's Bank Stock to J.Sweeney (or to such recipient as J.Sweeney may hereinafter designate) on January 10, 2000 (or on some later date as M.Rubin and J.Sweeney may hereinafter mutually agree) (hereinafter, the "Exchange Date");

               (d) Concurrently with the transfer set forth hereinabove of Rubin's Bank Stock to J.Sweeney, on the Exchange Date Sweeney shall also transfer all of his shares, rights, titles and interests in and to RPI, RFC, RMC and Jamco to M.Rubin (or to such recipient as M.Rubin may hereinafter designate);

          [9(e)-(g) deleted]

          [10-29 deleted]

     IN WITNESS WHEREOF, the Parties hereto have each approved and executed this Agreement as of the effective date set forth above.

                              MARK RUBIN


                              _____________________________________
                              By Mark Rubin

                                       2

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                              REGIONAL PROPERTIES, INC.


                              _____________________________________
                              By Mark Rubin
                                    Its President and Authorized Signatory

                              REGIONAL FINANCIAL CORPORATION, also known as and doing business as REGIONAL MANAGEMENT COMPANY


                              _____________________________________
                              By Mark Rubin
                                    Its Secretary and Authorized Signatory

                              REGIONAL MANAGEMENT CORPORATION


                              _____________________________________
                              By Mark Rubin
                                    Its President and Authorized Signatory

                              JAMCO HOLDINGS CORPORATION


                              _____________________________________
                              By Mark Rubin
                                    Its Secretary and Authorized Signatory

                              JACK A. SWEENEY


                              ____________________________________
                              By Jack A. Sweeney

                              [OTHER SIGNATORIES DELETED]


Note: The information deleted pertains to other aspects of the Settlement Agreement that are not relevant to the information requested in Schedule 13-D. The Settlement Agreement contains certain confidentiality restrictions.

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